                                                                EXHIBIT 10.41(a)

                         [CONFIDENTIAL PORTIONS OMITTED]
                                  AMENDMENT TO
                               LICENSING AGREEMENT

            AMENDMENT, dated as of June 10, 2003, between BAM! Entertainment, Inc. fka Bay Area Multimedia ("Licensee") and Sports Illustrated For Kids, a division of Time Inc. ("Licensor") to the Licensing Agreement dated July 12, 2000 (the "Agreement"), between Licensor and Licensee.

            WHEREAS, pursuant to Paragraph 11(c) of the Agreement, Licensee is obligated to spend no less than [*] in Sports Illustrated For Kids and sikids.com during the Term (the "Original Advertising Commitment").

            WHEREAS, Licensee acknowledges that as of the date of this Agreement, it has failed to spend [*] of the due and owing Original Advertising Commitment ($[*] from 2002; $[*] from Q1 `03).

            WHEREAS, the parties hereto desire to amend the Agreement to alter the Original Advertising Commitment and establish a new payment schedule.

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

      1. The parties hereby agree to replace any reference to Bay Area Multimedia in the Agreement with BAM! Entertainment, Inc.

      2. The parties hereby agree to amend Paragraph 11(c) to reduce the Original Advertising Commitment to [*] (the "Revised Advertising Commitment"), subject to the terms and conditions set forth below.

      3. Licensor acknowledges and agrees that [*] of the Revised Advertising Commitment has previously been paid to Licensor as set forth on the below revised Exhibit C. The remaining [*] of the Revised Advertising Commitment will be paid by Licensee to Licensor according to the following schedule (which shall replace to Exhibit C of the Agreement):

                                    EXHIBIT C

      Advertising Commitment:

                  2000
            Q4 `00                              $[*] (previously paid)

                  2001
            Q1 '01                              $[*] (previously paid)
            Q2 '01                              $[*] (previously paid)

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*  Confidential portion omitted and filed separately with the Commission.

            Q3 '01                              $[*] (previously paid)
            Q4 '01                              $[*] (previously paid)

                  2002

            Q1 '02                              $[*] (previously paid)
            Q2 '02                              $[*] (previously paid)

                  2003

            On or before July 18, 2003:         $[*]
            On or before August 18, 2003:       $[*]
            On or before September 9, 2003:     $[*]
            On or before October 17, 2003:      $[*]
            On or before December 16, 2003:     $[*] (this final 2003 payment
                                                may be made within 35 days
                                                of due date)

                  2004
            On or before May 20, 2004           $[*]
            On or before August 25, 2004        $[*]
            On or before December 16, 2004      $[*]

            Grand Total:                        $[*]
                                                ($[*] previously paid)

            Consistent with this payment plan, the parties have agreed to a media schedule, which is attached hereto as Attachment A. This media schedule also reflects $[*] worth of media that was previously paid for, but not used, by Licensee under the Original Advertising Commitment.

      4. In consideration for Licensor's acceptance of the Revised Advertising Commitment, in the event Licensee defaults in paying all or any portion of the Revised Advertising Commitment in full and on time as set forth herein, the full amount of the Original Advertising Commitment not yet paid shall become immediately due and owing to Licensor. Upon receipt of the Revised Advertising Commitment in full and on time, Licensor shall waive any claim to the [*] that is the difference between the Original and Revised Advertising Commitments.

      5. Paragraph 11(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

            "Provided Licensor does not breach this Agreement, Licensee agrees to spend no less than [*] during the Term on advertising in Licensor's media, SPORTS ILLUSTRATED FOR KIDS magazine. Licensee acknowledges that Licensor can no longer guarantee advertising availability on its website at sikids.com. If such space becomes available,

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* Confidential portion omitted and filed separately with the Commission.


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            Licensor will notify Licensee and Licensee shall have the option to use its credits on the website. The advertising commitment shall be according to the schedule set forth on Exhibit C hereto; provided that if Licensee (i) does not place ads to meet the advertising commitment in a particular calendar year, Licensee shall nevertheless pay the cash amount of such commitment and Licensor will grant Licensee a credit in such amount for a future ad which must be placed on or before December 31, 2005; in the event a credit is not used before December 31, 2005, it shall be forfeited by Licensee and Licensee shall not be entitled to any refund or further credit; or (ii) exceeds the advertising commitment in a particular fiscal year, such excess shall be deducted from the next fiscal year's commitment."

      6. Licensee further agrees that with respect to any advertisements it intends to run in Sports Illustrated For Kids Magazine, it will make commercially reasonable efforts to submit creative for such advertisements in accordance with the production schedule attached hereto as Attachment A.

      Except as set forth above, the terms and conditions of the Agreement continue in full force and effect. All capitalized terms not defined herein have the meanings assigned to them in the Agreement.

            IN WITNESS THEREOF, Bay Area Multimedia and Sports Illustrated For Kids execute this Amendment as of the date written above.

                                    BAM! ENTERTAINMENT, INC.

                                    /s/  Ray Musci
                                    ------------------------------------------
                                    By:  Ray Musci
                                    Title:  Chief Executive Officer


                                    SPORTS ILLUSTRATED FOR KIDS,
                                    a division of TIME INC.

                                    /s/  Timothy Jarrell
                                    ------------------------------------------
                                    By:  Timothy Jarrell
                                    Title:  VP, Publishing Director


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